Exhibit 4.16
THIS DEED OF AMENDMENT is made on September 14, 2009
BY:
(1)	CICC Sun Company Limited, a company incorporated under the laws of the British Virgin Islands (“CICC”);

(2)	Carlyle Asia Growth Partners III, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP”);

(3)	CAGP III Co-Investment, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP Co-Invest”, together with CAGP, “Carlyle”);

(4)	Starr Investments Cayman II, Inc., a company incorporated under the laws of the Cayman Islands (“Starr”, together with CICC and Carlyle, the “Chargees”); and

(5)	Notable Enterprise Limited, a company incorporated under the laws of the British Virgin Islands (the “Chargor”).
WHEREAS
(A)	By a share charged dated 10 November, 2008 (the “Share Charge”) executed by the Chargor in favour of the Chargees, 86,974 shares of Concord Medical Services Holdings Limited (the “Company”) held by the Chargor was charged by the Chargor to the Chargees jointly by way of a first fixed charge to secure the obligations of the Chargor under Article 3 of the Share Subscription Agreement (as defined in the Share Charge).

(B)	At the request of the Chargor, the Chargees have agreed to release 4,107 shares of the Company charged by CZY Investments Limited (“CZY”) from the security created under the share charge dated 10 November, 2008 (the “CZY Share Charge”) executed by CZY in favour of the Chargees provided that the Chargor charges an additional 4,107 shares of the Company (the “Additional Shares”) held by the Chargor to the Chargees jointly by entering into this Deed to amend and supplement the Share Charge.
THIS DEED OF AMENDMENT WITNESSES as follows:
1.	In this Deed, capitalised words and phrases which are not expressly defined herein have the meanings ascribed to them in the Share Charge.

2.	In consideration of the Chargees’ agreement to enter into a deed of partial release in relation to the CZY Share Charge (the sufficiency of which is hereby acknowledged by the Chargor) and as a continuing security for the Secured Obligations, the Chargor as legal and beneficial owner hereby assigns and agrees to assign to the Chargees jointly all benefits present and future, actual and contingent accruing in respect of the Additional Shares and such additional part of the Charged Property constituted by the Additional Shares and all the Chargor’s right, title and interest to and in the Additional Shares and such additional part of the Charged Property constituted by the Additional Shares including (without limitation) all voting and other consensual powers pertaining to the Additional Shares and hereby charges and agrees to charge in favour of the

Chargees jointly all of its interest in the Additional Shares and such additional part of the Charged Property by way of a first fixed charge.

3.	The parties agree that effective upon execution of this Deed, the Share Charge shall be amended in the following manner:-

The definition of “Charged Shares” shall be deleted in its entirety and be replaced with the following new definition of “Charged Shares”:-

““Charged Shares” means 90,991 Ordinary Shares of the Company registered in the name of the Chargor as legal and beneficial owner thereof;”.

4.	The Chargor shall upon execution of this Deed deliver to the Chargees the documents required under clause 4.2 of the Share Charge in respect of the Additional Shares.

5.	The parties agree and confirm that save as expressly provided herein, nothing herein contained shall affect or prejudice the securities assigned or charged under the Share Charge and all sums of money due and owing by the Chargor to the Chargees under the Share Subscription Agreement or secured by the Share Charge and all the covenants conditions and provisions contained in the Share Subscription Agreement and the Share Charge in relation to the securities shall remain in full force and effect.

6.	This Deed may be executed in any number of counterparts which, taken together, shall be deemed to constitute one and the same document.

7.	This Deed shall be governed by, and construed in accordance with, the laws of the Cayman Islands.
IN WITNESS WHEREOF this Deed of Amendment has been executed by the Chargor and the Chargees as a Deed and is intended to be and is hereby delivered on the date specified above.

EXECUTED as a Deed by		)
for and on behalf of		)
CICC SUN COMPANY LIMITED		)
in the presence of:-)

By:	/s/ Shirley Shiyou Chen

Name: Shirley Shiyou Chen
Title:

EXECUTED as a Deed by		)
for and on behalf of		)
CARLYLE ASIA GROWTH PARTNERS		)
III, L.P.		)
in the presence of:-)

By:	CAGP General Partner, L.P., as its General Partner

By:	CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Xiao Feng

Name: Xiao Feng Title:

EXECUTED as a Deed by		)
for and on behalf of		)
CAGP III Co-Investment L.P.		)
in the presence of:-)

By:	CAGP General Partner, L.P., as its General Partner

By:	CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Xiao Feng

Name: Xiao Feng Title:

EXECUTED as a Deed by		)
for and on behalf of		)
STARR INVESTMENTS CAYMAN II,		)
INC.		)
in the presence of:		)

By:	/s/ Michael J. Horvath

Name: Michael J. Horvath
Title: Associate Counsel

EXECUTED as a Deed by		)
for and on behalf of		)
NOTABLE ENTERPRISE LIMITED		)
in the presence of:		)

By:	/s/ Bona Lau

Name: Bona Lau
Title: Director

By:	/s/ Shi Bo Tao

Name: Shi Bo Tao
(Witness)